Exhibit 16.1

April 12, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:     WisdomTree Coal Fund

File No. 001-36840

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of WisdomTree Coal Fund dated April 12, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP